Exhibit 23.1

Independent Registered Public Accounting Firm’s Consent

We consent to the incorporation by reference in this Registration Statement of Agrify Corporation and Subsidiaries on Form S-1 Amendment No. 1 of our report dated April 15, 2024, which includes an explanatory paragraph as to Agrify Corporation and Subsidiaries ability to continue as a going concern, with respect to our audits of the consolidated financial statements of Agrify Corporation and Subsidiaries as of December 31, 2023 and 2022 and for the two years in the period ended December 31, 2023, which report is incorporated by reference in the Prospectus, which is part of this Registration Statement. We were dismissed as auditors on June 20, 2024 and, accordingly, we have not performed any audit or review procedures with respect to any financial statements appearing in the Prospectus for the periods after the date of our June 20, 2024. We also consent to the reference to our Firm under the heading “Experts” in such Prospectus.

/s/ Marcum LLP

Melville, NY

October 23, 2024